UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:	December 21, 2004
Date of earliest event reported:	December 21, 2004

FULTON FINANCIAL CORPORATION
(Exact Name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-10587 Commission File No.	23-2195389 (IRS Employer Identification Number)
One Penn Square, P.O. Box 4887, Lancaster, PA (Address of principal executive offices)		17604 (Zip Code)
Registrant's telephone number, including area code: (717) 291-2411

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

     As further described in the attached press release, Fulton announced on December 21, 2004 that it has extended the duration of its stock repurchase program, originally announced in June 2004, from December 31, 2004 to through June 30, 2005. The plan originally permitted Fulton to repurchase up to 4 million shares. As of November 30, 2004, approximately 1.5 million shares out of the original 4 million still remained available to be repurchased. Fulton has also increased the number of shares subject to repurchase under the plan from 1.5 million to a total of 4 million shares through the end of the extended repurchase period.

Item 9.01     Financial Statements and Exhibits

                     (c) Exhibits

                     99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION

By: /s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer

Date: December 21, 2004